SUB-ITEM 77H

  MFS VARIABLE INSURANCE TRUST

As of December 31, 2002, changes in entities beneficially owning more than 25% of any one series' voting securities, thereby becoming controlling entities of such series, are as follows:


                                                              % OF
                                                              SHARES
SERIES                  OWNER AND ADDRESS                     OWNED
                                                           OF ENTIRE FUND


MFS Value Series       LPLA Separate Account Once           64.77%
(Initial Class)       3101 Poplarwood Ct Ste 300
                       Raleigh NC  27604-1045


As of December 31, 2002, the following entities no longer beneficially owned more than 25% of any one series' voting securities, thereby ceasing to be controlling entities of such series. [Calculations inadvertently performed on a class basis rather than at the Fund level last time this information was reported.
MFS Strategic Income Series           CUNA Mutual Life Insurance Co.
 (Initial Class)

MFS Value Series (Initial Class)      MFS Fund Distributors, Inc.

MFS Emerging Growth Series (Service Class)     Keyport Life Ins. Co.

MFS Capital Opportunities Series (Service      Integrity Life Ins. Co.

MFS Research Series (Service Class   Lincoln Life Account M. LVUL-DB

MFS Investors Trust Series                     MetLife Investors


MFS Total Return Series (Service Class)        Lincoln National Life

MFS Utilities Series (Service Class)  GE Life and Annuity Assurance Co.; and IDS
                                      Life

MFS High Income Series (Service Class)   MetLife Investors Annuity Account One

MFS Strategic Income Series (Service Class)    MetLife Investors Annuity Account
                                               One; and Guardian

MFS Bond Fund (Service Class)Guardian Ins. & Annuity Co.; and MFS Service Center

MFS Investors Growth Stock Series (Service) IDS Life Insurance Company RAVA 1MG
                                            and 2MG -

MFS Global Equity Series (Service Class) MFS Service Center Inc. Audit Account
                                         Cash

MFS Mid Cap Growth Series                      Integrity Life Insurance Co.

MFS Value Series (Service Class)               Nationwide Insurance Co. NWVA7;
                                            and Nationwide Insurance Co. NWVA9